Exhibit 10.4
EXECUTION COPY
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made as of October 6, 2008, by and among Panda Ethanol, Inc., Nevada corporation (the “Company”), and PLC II, LLC, a Delaware limited liability company (the “Investor”).
     WHEREAS, the Company desires to sell and issue to the Investor, and the Investor desires to purchase and acquire from the Company, securities of the Company as described in this Agreement on the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises, the respective representations, warranties and agreements set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follow:
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:
     “Certificate of Designations” shall mean the Certificate of Designations of the Series A Convertible Preferred Stock, attached hereto as Exhibit A.
     “Closing” has the meaning ascribed to such term in Section 2.1.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.
     “Company Disclosure Schedule” shall mean that certain schedule attached hereto as Annex I qualifying the representations and warranties contained in Article III.
     “Company Material Adverse Effect” shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole..
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and all regulations promulgated thereunder.
     “Interim Completion Waiver” shall mean that certain Waiver to Financing Agreement and Depositary and Disbursement Agreement, dated as of October 6, 2008, by and among Panda Hereford Ethanol, L.P., Société Générale, as Administrative Agent, and the Majority Lenders.
     “GAAP” shall mean United States generally accepted accounting principles, consistently applied.

     “Governmental Authority” shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.
     “Governmental Rules” shall mean all laws, statutes, rules, regulations, codes, ordinances, writs, orders or decrees of any Governmental Authority.
     “Lien” shall mean a lien, claim, charge, security interest or encumbrance of any kind other than restrictions on transfer as provided under applicable securities laws.
     “Person” shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.
     “Registration Rights Agreement” shall mean the Registration Rights Agreement, by and between the Company and the Investor, in the form of Exhibit B hereto.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and all regulations promulgated thereunder.
     “Subsidiary” shall mean, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.
     “Transaction Documents” shall mean (i) the Registration Rights Agreement, the Certificate of Designations and the Warrant and (ii) those other agreements, certificates and documents entered into or delivered between the Investor and the Company related to, ancillary to, or in connection with this Agreement, the Registration Rights Agreement, the Certificate of Designations or the Warrant.
     “Warrant” shall mean the Common Stock Purchase Warrant, attached hereto as Exhibit C.
ARTICLE II
PURCHASE AND SALE; CLOSING
     2.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and acquire at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, for the aggregate purchase price set forth herein, 25,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 6,515,471 shares of the Company’s Common Stock (the “Common Stock”), and the Warrant.

     2.2 Closing. The purchase and sale of the securities (the “Closing”) shall take place at the offices of the Company at 4100 Spring Valley Road, Suite 1002, Dallas, Texas 75244, or such other place as may be agreed upon by the parties. At the Closing, upon and subject to the terms and conditions of this Agreement, the Company shall deliver to the Investor (i) a certificate representing the Series A Preferred Stock that the Investor is purchasing and the Warrant against payment of $2,500,000 by wire transfer to the account specified in writing by the Company, and (ii) a certificate representing the Common Stock that the Investor is purchasing upon conversion of the outstanding principal and accrued interest under that certain Promissory Note of the Company, dated July 29, 2008, payable to the order of Panda Energy International, Inc. (the “Promissory Note”), against cancellation of the Promissory Note. The loan agreement pursuant to which the Promissory Note was issued will also terminate as contemplated in Section 6.13 of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as set forth on the Company Disclosure Schedule, which when read together with this Article III shall be deemed to be representations and warranties by the Company, the Company hereby represents and warrants to the Investor as follows:
     3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to conduct its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification necessary, except for those jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, limit the Company’s ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.
     3.2 Subsidiaries. Each of the Company’s Subsidiaries is set forth on Section 3.2 of the Company Disclosure Schedule and is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company’s Subsidiaries has the power and authority to conduct its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification necessary, except for those jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, limit the Company’s ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect. When used in Sections 3.5 through 3.16, the term “Company” shall include the Company and each of its Subsidiaries
     3.3 Authority; Execution and Delivery; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Company), this Agreement and the Transaction Documents constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding at equity or in law).
     3.4 Capitalization. (a) Prior to giving effect to the transactions contemplated by this Agreement, the Company is authorized to issue 250,000,000 shares of Common Stock, 31,770,193 of which are issued and outstanding as of the date hereof, and 100,000,000 shares of Preferred Stock, of which 100,000 shares have been designated Series A Convertible Preferred Stock and none of which are issued and outstanding as of the date hereof.
     (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. All outstanding Common Stock, options and other securities of the Company were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws (including, without limitation, anti-fraud provisions) or, subject in part to the truth and accuracy of each purchaser’s representations to the Company at the time of the purchase thereof, pursuant to valid exemptions therefrom.
     (c) The shares of Series A Preferred Stock and Common Stock when issued to Investor in accordance with the terms of this Agreement shall be legally and validly issued, fully paid and non-assessable, free and clear of all Liens. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants have been duly and validly reserved on the books and records of the Company and, when issued upon conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designations or when issued upon exercise of the Warrants in accordance with the terms thereof, as the case may be, and applicable Governmental Rules, shall be legally and validly issued, fully paid and nonassessable, free and clear of all Liens.
     (d) Except as set forth on the Company Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. No holder of shares of Common Stock or any other security of the Company or any other person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the securities contemplated by this Agreement or otherwise, nor is the Company a party to or aware of any voting trust, agreement or arrangement the holders of voting stock of the Company affecting the exercise of the voting rights of such stock.
     3.5 Non-Contravention. Neither the execution and delivery of this Agreement and the Transaction Documents by the Company, nor the consummation of the transactions hereby and thereby contemplated by the Company, will (i) constitute any violation or breach of the articles of incorporation or the by-laws (or comparable organizational documents in the case of Subsidiaries) of the Company; (ii) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any contract to which the Company is a party or by which any of the assets of the Company may be affected; (iii) assuming the consents and approvals described in Section 3.6 have been received, violate any Governmental Rules affecting the Company; or (iv) result in the creation of any Lien on any of the assets of the Company, other than, in the case of foregoing clauses (ii), (iii), and (iv), those defaults, violations, breaches, accelerations and Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.
     3.6 Consents and Approvals. Except as set forth in the Company Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required on behalf of the Company in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, result in a Company Material Adverse Effect.
     3.7 SEC Reports and Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since November 13, 2006 (collectively, the “SEC Reports”). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (the “Financial Statements”) (i) was prepared from the books of account and other financial records of the Company, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company as at the respective dates thereof and the results of its operations and its cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect).
     (c) Except for liabilities and obligations reflected on the June 30, 2008 balance sheet of the Company included in the SEC Reports (including the notes thereto), liabilities and obligations disclosed in the SEC Reports (including exhibits thereto) filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since June 30, 2008, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which, individually or in the aggregate, would cause a Company Material Adverse Effect.
     3.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Transaction Documents or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby. The Company is not subject to or in default under any judgment, order, writ, agreement, injunction or decree of any court or Governmental Authority.
     3.9 No Finder. Except as set forth in the Company Disclosure Schedule, neither the Company, nor any party acting on its behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.
      3.10 Exempt Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Article IV of this Agreement, the offer, sale and issuance of the securities, as contemplated by and in conformity with this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof, and from the registration or qualification requirements of any other applicable federal or state securities laws, and the issuance of the Common Stock upon conversion of the Series A Preferred Stock in accordance with the Certificate of Designations and upon exercise of the Warrant in accordance with the terms therein will be exempt from such registration and qualification requirements, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
     3.11 Agreements. Other than as attached as an exhibit to the Company’s public filings with the SEC, the Company is not a party to, and none of its properties, rights or assets are bound by, any material contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, whether written or oral.
     3.12 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in the Company’s SEC filings, none of such persons and no “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had any direct or indirect ownership interest in, or other material interest in the Company, or any firm or corporation (i) with which the Company is affiliated, (ii) with which the Company has a business relationship, (iii) that competes with the Company, (iv) which purchases from or sells, licenses or furnishes to the Company any goods, property or services; or (v) which is a party to any contract or agreement to which the Company is a party or by which it may be bound or affected; provided, however that no representation or warranty is made with respect to stock in publicly traded companies that may compete with the Company owned by employees, officers or directors of the Company and members of their immediate families.
     3.13 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets, in each case, except as set forth in the SEC filings and except for liens arising from current taxes not yet due and payable, free and clear of any mortgages, pledges, liens, encumbrances, security interests or charges of any kind.
     3.14 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the

Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
     3.15 Insurance. All insurance policies maintained by the Company are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such insurance policies of its intention to cancel or refusal to renew any policy issued by it.
     3.16 Disclosure. None of this Agreement or any other statements or certificates made or delivered to the Investor in connection herewith and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
     The Investor hereby represents and warrants to the Company as follows:
     4.1 Organization and Good Standing. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.
     4.2 Corporate Authority; Execution and Delivery; Enforceability. The Investor has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Investor of this Agreement and the Transaction Documents to which it is a party and the consummation by the Investor of the transactions hereby and thereby contemplated have been authorized by all necessary action (corporate or otherwise). The Investor has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Investor), this Agreement and the Transaction Documents to which it is a party constitute valid and binding obligations of the Investor and are enforceable against the Investor in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

     4.3 Non-Contravention. Neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party by the Investor, nor the consummation of the transactions hereby or thereby contemplated by the Investor, will (i) constitute any violation or breach of the organizational documents of the Investor; or (ii) violate any Government Rule affecting the Investor, other than any such violations which, individually or in the aggregate, would not prevent the Investor from consummating the transactions contemplated by this Agreement and the Transaction Documents.
     4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of the Investor in connection with the execution, delivery or performance of this Agreement or the Transaction Documents to which it is a party and all documents contemplated hereby or thereby or the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties that are required to report beneficial ownership of the Company’s Common Stock which will be filed with the appropriate Governmental Authority or the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, prevent the Investor from consummating the transactions contemplated by this Agreement and the Transaction Documents.
     4.5 Litigation. There is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of the Investor, threatened against or affecting the Investor with respect to the propriety or validity of the transactions contemplated hereby.
     4.6 No Finder. Neither the Investor nor any party acting on the Investor’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.
     4.7 Investment Representations. The Investor hereby acknowledges and agrees that the securities purchased hereunder will not be registered under the Securities Act or any state securities laws and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act and all applicable state securities laws. In this connection, the Investor understands Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
     4.8 Accredited Investor The Investor represents that: (i) the Investor is an “accredited investor” (as such term is defined in Regulation D under the Securities Act) and is acquiring the securities for its own account, for investment purposes only, and not with a view to the resale or offer for sale thereof or with any present intention of distributing or selling or offering for sale any of such securities; and (ii) the Investor is capable of bearing the economic risk of such investment, including a complete loss of the investment in the securities.
ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES
     5.1 Conditions to Investor’s Obligations at the Closing. The obligation of the Investor to purchase the securities being purchased by it under Article II of this Agreement is subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Investor:
     (a) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the Closing.
     (b) The Certificate of Designations shall have been duly filed with and accepted by the Secretary of State of the State of Nevada.
     (c) The Interim Completion Waiver shall have contemporaneously been deemed effective in accordance with its terms.
     (d) The Company shall have executed and delivered the Registration Rights Agreement.
     (e) All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
     (f) The Company shall have executed and delivered the Warrant.
     (g) The Company shall have delivered to the Investor (i) a certificate representing the Series A Preferred Stock to be purchased by the Investor, and (ii) a certificate representing the Common Stock to be purchased by the Investor, each which shall be issued in the Investor’s name.
     5.2 Conditions to Company’s Obligations at the Closing. The obligation of the Company to issue the securities being issued by it under Article II of this Agreement is subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company:
     (a) The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the Closing.
     (b) All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
     (c) The Investor shall have executed and delivered the Registration Rights Agreement.
     (d) The Investor shall have delivered the purchase price for the securities purchased hereunder in accordance with Section 2.2 of this Agreement.

ARTICLE VI
MISCELLANEOUS
     6.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
     6.2 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall reimburse the Investor for all reasonable out-of-pocket expenses incurred by the Investors in connection therewith. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     6.3 Use of Proceeds. The net proceeds from the sale of the securities issued by the Company hereunder shall be used for general and administrative purposes.
     6.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Company or the Investor without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     6.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without application of principles of conflicts of law.
     6.6 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.
     6.7 Entire Agreement. This Agreement, together with any Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.
     6.8 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     6.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.
     6.11 Specific Performance. The parties hereto hereby agree than in addition to any other rights a party may have hereunder, such party may seek specific performance of the terms hereof and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. If a party or its assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
     6.12 Termination. This Agreement may be terminated at any time on or after October 8, 2008, by either party with written notice to the other party in the event the Closing has not taken place.
     6.13 Loan Agreement. The Company acknowledges that at Closing, upon cancellation of the Promissory Note, the Amended and Restated Loan Agreement dated July 29, 2008 between the Company and Panda Energy International, Inc. shall immediately terminate and the Company will have no further rights to request borrowings thereunder.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

PANDA ETHANOL, INC.

By:	/s/ Darol Lindloff

Name:	Darol Lindloff
Title:	President and CEO

THE INVESTOR:

PLC II, LLC

By:	/s/ William C. Nordland

Name:	William C. Nordland
Title:	Senior Vice President

ANNEX I
COMPANY DISCLOSURE SCHEDULE

3.2 Subsidiaries of Panda Ethanol, Inc.
Each Subsidiary is formed and organized under the laws of the State of Delaware.
Panda Ethanol Acquisitions, LLC
Panda Ethanol Holdings, LLC
Panda Ethanol Management, LLC
Panda Ethanol Pool, LLC
Panda Global Services Haskell, LLC
Panda Global Services Hereford, LLC
Panda Global Services Lincoln, LLC
Panda Global Services Muleshoe, LLC
Panda Global Services Sherman, LLC
Panda Global Services Yuma, LLC
Panda Grain, LLC
Panda Haskell I, LLC
Panda Haskell II, LLC
Panda Haskell Ethanol, L.P.
Panda Haskell Holdings, LLC
Panda Hereford Ethanol, L.P.
Panda Hereford Holdings, LLC
Panda Lincoln Holdings, LLC
Panda Muleshoe Ethanol, LLC
Panda Muleshoe Holdings, LLC
Panda Sherman I, LLC
Panda Sherman II, LLC
Panda Sherman Ethanol, L.P.
Panda Sherman Holdings, LLC
Panda Transportation Company, LLC
Panda Yuma I, LLC
Panda Yuma II, LLC
Panda Yuma Ethanol, L.P.
Panda Yuma Holdings, LLC
PEI Lincoln I, LLC
PEI Lincoln II, LLC
PEI Lincoln Ethanol, L.P.
PGS Ethanol Holdings, LLC
PHE I, LLC
PHE II, LLC

3.4 Capitalization
Options to acquire 470,000 shares of Common Stock granted under the Company’s 2006 Amended and Restated Long-Term Incentive Plan are outstanding.
Each outstanding options has an exercise price of $2 per share; vest 50% on December 31, 2008 and the remainder on December 31, 2009; and expire on April 18, 2018, unless sooner terminated in accordance with their terms.
A maximum of 3,333,333 shares of Common Stock may be issued under the Plan.
Warrant to be issued to Balkan Ventures LLC exercisable for a number of shares of Common Stock equal to 7.5% of the outstanding Common Stock at Closing, calculated on a fully diluted basis and taking into account the issuance of all the securities contemplated by this Agreement. This warrant is identical to the Warrant except as to the number of shares of Common Stock subject thereto.
3.6 Filings with Governmental Authorities
Filing of the Certificate of Designations with the Secretary of State of the State of Nevada
Filings, registrations and declarations required by the Registration Rights Agreement
Filings pursuant to the Section 13 of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder that require disclosure of this Agreement, the Transaction Documents and transactions contemplated hereby and thereby, including Current Reports on Form 8-K
Any filings pursuant to Regulation D of the Securities Act of 1933 and applicable state securities law that may be deemed necessary or advisable
3.9 Fees
The Company engaged Imperial Capital LLC and Energy Capital Solutions to advise the Company with respect to certain financing matters. The Company is not obligated to pay any fees or commissions pursuant to its engagement with respect to the transactions contemplated by this Agreement and the Transaction Documents.

EXHIBIT A
CERTIFICATE OF DESIGNATIONS

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

EXHIBIT C
WARRANT